Lithia & Driveway (LAD) Reports Record Third Quarter Revenue of $9.2 billion, an 11% Increase
________________________________________________

Announces Dividend of $0.53 per Share for Third Quarter

Medford, Oregon, October 23, 2024 - Lithia & Driveway (NYSE: LAD) today reported the highest third quarter revenue in company history and the second profitable quarter for Financing Operations, which includes Driveway Finance Corporation.

Third quarter 2024 revenue increased 11% to $9.2 billion from $8.3 billion in the third quarter of 2023.

Third quarter 2024 diluted earnings per share attributable to LAD was $7.80, an 18% decrease from $9.46 per share reported in the third quarter of 2023. Third quarter 2024 adjusted diluted earnings per share attributable to LAD was $8.21, an 11% decrease compared to $9.22 per share in the same period of 2023. Unrealized investment gains and foreign currency exchange gains positively impacted diluted earnings per share by $0.11.

Third quarter 2024 net income was $223 million, a 16% decrease compared to net income of $265 million in the same period of 2023. Adjusted third quarter 2024 net income was $222 million, a 14% decrease compared to adjusted net income of $258 million for the same period of 2023.

As shown in the attached non-GAAP reconciliation tables, the 2024 third quarter adjusted results exclude a $0.41 per diluted share impact resulting from non-core items, including a premium paid for the redemption of the remaining non-controlling interest in Pfaff Automotive and acquisition expenses, partially offset by a net gain on the disposal of stores and tax attributes. The 2023 third quarter adjusted results exclude a $0.24 per diluted share impact resulting from non-core items, including a net gain on the disposal of stores, partially offset by acquisition expenses, insurance reserves, and one-time contract buyouts.

Key Third Quarter 2024 Highlights:

•Total revenues increased 11% compared to third quarter 2023
•Aftersales gross profit increased 6.3% on a same-store basis
•Financing operations continued profitability with quarterly income of $1 million
•Driveway Finance Corporation (DFC) originated $518 million in loans, for a total portfolio of $3.8 billion, and priced a $615 million ABS offering in October, our ninth securitization
•Repurchased 0.7% of outstanding shares

"Our third quarter performance was strong and demonstrated the team’s ability to grow our business, leveraging size and scale and seizing new opportunities while focusing on operational efficiency. Our core businesses showed consistent growth while delivering substantial cost savings, and our adjacent operations continued building momentum, positioning us well for the future," said Bryan DeBoer, President and CEO. "Our diversified model continues to strengthen our market position, driving shareholder value. We remain committed to creating customer loyalty through exceptional experiences and operational excellence across our omnichannel ecosystem."

For the first nine months of 2024 revenues increased 16% to $27.0 billion, compared to $23.4 billion in 2023.

Diluted earnings per share attributable to LAD for the first nine months of 2024 was $21.54, compared to $28.54 per share in 2023, a decrease of 25%. Adjusted diluted earnings per share attributable to LAD for the first nine months of 2024 decreased 23% to $22.17 from $28.61 in the same period of 2023. Unrealized gain on investments partially offset by foreign currency exchange losses for the first nine months of 2024 positively impacted diluted earnings per share by $0.74.

Corporate Development
During the third quarter, LAD continued to expand its network in the Southeast region with the acquisition of three stores from the Duval Motor Company in Jacksonville and Gainesville, Florida. These additions will strengthen LAD’s import and luxury store footprint in Florida and increase the geographic reach of the Company’s retail network.Year-to-date, LAD acquired over $5.9 billion in annualized revenues.

Balance Sheet Update
LAD ended the third quarter with approximately $1.1 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.4 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.53 per share related to third quarter 2024 financial results. The dividend is expected to be paid on November 15, 2024 to shareholders of record on November 8, 2024.

During 2024, we repurchased approximately 986,000 shares at a weighted average price of $260. Under the current share repurchase authorization approximately $560.9 million remains available.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter 2024 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter 2024 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is one of the largest global automotive retailers providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our achieving our long-term EPS and other financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of regional or global public health issues, inflation and governmental programs, and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures, which may include adjusted net income and adjusted diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Revenues:
New vehicle retail	$4,430.0	$3,885.8	14.0%	$12,847.9	$11,179.5	14.9%
Used vehicle retail	2,843.3	2,620.2	8.5	8,630.1	7,302.8	18.2
Used vehicle wholesale	390.9	316.1	23.7	1,018.1	1,082.4	(5.9)
Finance and insurance	360.4	349.4	3.1	1,061.9	1,005.6	5.6
Aftersales	1,012.8	838.0	20.9	2,876.3	2,378.8	20.9
Fleet and other	183.6	267.5	(31.4)	580.4	418.9	38.6
Total revenues	9,221.0	8,277.0	11.4%	27,014.7	23,368.0	15.6%
Cost of sales:
New vehicle retail	4,123.6	3,526.9	16.9	11,925.4	10,099.6	18.1
Used vehicle retail	2,654.4	2,431.2	9.2	8,062.9	6,735.4	19.7
Used vehicle wholesale	393.0	322.1	22.0	1,020.7	1,091.9	(6.5)
Aftersales	453.0	375.2	20.7	1,285.1	1,077.7	19.2
Fleet and other	166.6	250.3	(33.4)	531.1	395.2	34.4
Total cost of sales	7,790.6	6,905.7	12.8	22,825.2	19,399.8	17.7
Gross profit	1,430.4	1,371.3	4.3%	4,189.5	3,968.2	5.6%

Finance operations income (loss)	0.9	(4.4)	NM	6.4	(43.8)	NM

SG&A expense	943.6	850.8	10.9	2,853.0	2,458.1	16.1
Depreciation and amortization	63.5	50.8	25.0	183.6	146.4	25.4
Income from operations	424.2	465.3	(8.8)%	1,159.3	1,319.9	(12.2)%
Floor plan interest expense	(76.6)	(40.2)	90.5	(214.0)	(102.6)	108.6
Other interest expense	(64.5)	(58.5)	10.3	(189.3)	(141.5)	33.8
Other income (expense)	5.1	(5.3)	196.2	35.4	6.8	420.6
Income before income taxes	288.2	361.3	(20.2)%	791.4	1,082.6	(26.9)%
Income tax expense	(65.3)	(96.4)	(32.3)	(187.0)	(287.0)	(34.8)
Income tax rate	22.7%	26.7%		23.6%	26.5%
Net income	$222.9	$264.9	(15.9)%	$604.4	$795.6	(24.0)%
Net income attributable to non-controlling interests	(1.2)	(2.1)	(42.9)%	(3.8)	(4.7)	(19.1)%
Net income attributable to redeemable non-controlling interest	(12.6)	(1.3)	869.2%	(14.8)	(3.6)	311.1%
Net income attributable to LAD	$209.1	$261.5	(20.0)%	$585.8	$787.3	(25.6)%

Diluted earnings per share attributable to LAD:
Net income per share	$7.80	$9.46	(17.5)%	$21.54	$28.54	(24.5)%

Diluted shares outstanding	26.8	27.6	(2.9)%	27.2	27.6	(1.4)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2024	2023	(Decrease)		2024	2023	(Decrease)
Gross margin
New vehicle retail	6.9%	9.2%	(230)	bps	7.2%	9.7%	(250)	bps
Used vehicle retail	6.6	7.2	(60)		6.6	7.8	(120)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	55.3	55.2	10		55.3	54.7	60
Gross profit margin	15.5	16.6	(110)		15.5	17.0	(150)

Unit sales
New vehicle retail	94,964	82,188	15.5%		273,154	233,521	17.0%
Used vehicle retail	104,898	88,625	18.4		316,583	247,340	28.0

Average selling price
New vehicle retail	$46,649	$47,279	(1.3)%		$47,035	$47,874	(1.8)%
Used vehicle retail	27,105	29,565	(8.3)		27,260	29,525	(7.7)

Average gross profit per unit
New vehicle retail	$3,226	$4,367	(26.1)%		$3,377	$4,624	(27.0)%
Used vehicle retail	1,801	2,132	(15.5)		1,792	2,294	(21.9)
Finance and insurance	1,803	2,045	(11.8)		1,801	2,091	(13.9)
Total vehicle(1)	4,271	5,218	(18.1)		4,322	5,497	(21.4)

Revenue mix
New vehicle retail	48.0%	46.9%			47.6%	47.8%
Used vehicle retail	30.8	31.7			31.9	31.3
Used vehicle wholesale	4.2	3.8			3.8	4.6
Finance and insurance, net	3.9	4.2			3.9	4.3
Aftersales	11.0	10.1			10.6	10.2
Fleet and other	2.1	3.3			2.2	1.8

Gross Profit Mix
New vehicle retail	21.4%	26.2%			22.0%	27.2%
Used vehicle retail	13.2	13.8			13.5	14.3
Used vehicle wholesale	(0.1)	(0.4)			(0.1)	(0.2)
Finance and insurance, net	25.2	25.5			25.3	25.3
Aftersales	39.1	33.6			38.1	32.8
Fleet and other	1.2	1.3			1.2	0.6

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2024	2023	2024	2023	2024	2023	2024	2023
SG&A as a % of revenue	10.2%	10.4%	10.2%	10.3%	10.5%	10.5%	10.6%	10.5%
SG&A as a % of gross profit	66.0	62.7	66.0	62.0	67.7	61.9	68.1	61.9
Operating profit as a % of revenue	4.6	5.5	4.6	5.6	4.3	5.7	4.3	5.6
Operating profit as a % of gross profit	29.6	33.2	29.7	33.9	28.0	33.3	27.7	33.3
Pretax margin	3.1	4.3	3.1	4.4	3.0	4.6	2.9	4.6
Net profit margin	2.4	3.1	2.4	3.2	2.3	3.4	2.2	3.4
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2024	2023	(Decrease)		2024	2023	(Decrease)
Revenues
New vehicle retail	$3,900.9	$3,851.6	1.3%		$10,946.7	$10,959.3	(0.1)%
Used vehicle retail	2,213.1	2,592.5	(14.6)		6,488.8	7,135.6	(9.1)
Finance and insurance	322.0	345.1	(6.7)		931.6	986.6	(5.6)
Aftersales	871.6	829.3	5.1		2,382.0	2,327.2	2.4
Total revenues	7,690.6	8,199.1	(6.2)		21,754.2	22,881.9	(4.9)

Gross profit
New vehicle retail	$265.2	$356.9	(25.7)%		$764.5	$1,058.7	(27.8)%
Used vehicle retail	169.4	187.2	(9.5)		491.4	554.9	(11.4)
Finance and insurance	322.0	345.1	(6.7)		931.6	986.6	(5.6)
Aftersales	487.8	458.9	6.3		1,332.5	1,276.6	4.4
Total gross profit	1,250.3	1,359.4	(8.0)		3,532.3	3,891.1	(9.2)

Gross margin
New vehicle retail	6.8%	9.3%	(250)	bps	7.0%	9.7%	(270)	bps
Used vehicle retail	7.7	7.2	50		7.6	7.8	(20)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	56.0	55.3	70		55.9	54.9	100
Gross profit margin	16.3	16.6	(30)		16.2	17.0	(80)

Unit sales
New vehicle retail	83,177	81,520	2.0%		229,520	229,145	0.2%
Used vehicle retail	79,297	87,672	(9.6)		231,665	242,017	(4.3)

Average selling price
New vehicle retail	$46,898	$47,248	(0.7)%		$47,694	$47,827	(0.3)%
Used vehicle retail	27,909	29,571	(5.6)		28,009	29,484	(5.0)

Average gross profit per unit
New vehicle retail	$3,188	$4,377	(27.2)%		$3,331	$4,620	(27.9)%
Used vehicle retail	2,136	2,135	—		2,121	2,293	(7.5)
Finance and insurance	1,982	2,040	(2.8)		2,020	2,094	(3.5)
Total vehicle(1)	4,631	5,221	(11.3)		4,719	5,499	(14.2)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024		2024
Key Performance by Country	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	76.6%	83.1%	77.5%	83.4%
United Kingdom	20.2%	14.3%	19.3%	13.9%
Canada	3.2%	2.6%	3.2%	2.7%

	As of
	September 30,	December 31,	September 30,
Days Supply(1)	2024	2023	2023
New vehicle inventory	68	65	55
Used vehicle inventory	68	64	58
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Selected Financing Operations Financial Information

	Three months ended September 30,				Nine months ended September 30,
($ in millions)	2024	% (1)	2023	% (1)	2024	% (1)	2023	% (1)
Interest margin:
Interest and fee income	$91.1	9.5	$67.5	8.7	$252.2	9.3	$176.2	8.6
Interest expense	(51.2)	(5.3)	(42.5)	(5.4)	(146.0)	(5.4)	(125.5)	(6.1)
Total interest margin	$39.9	4.1	$25.0	3.2	$106.2	3.9	$50.7	2.5
Lease income	25.6		4.9		61.2		14.1
Lease costs	(21.6)		(2.0)		(51.0)		(6.3)
Lease income, net	4.0		2.9		10.2		7.8
Selling, general and administrative	(11.2)		(9.2)		(33.0)		(27.3)
Provision expense	(31.8)	(3.3)	(23.1)	(3.0)	(77.0)	(2.8)	(75.0)	(3.7)
Finance operations income (loss)	$0.9		$(4.4)		$6.4		$(43.8)

Total average managed finance receivables	$3,812.8		$3,092.4		$3,617.4		$2,731.0
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2024	December 31, 2023
Cash, restricted cash, and cash equivalents	$359.5	$941.4
Trade receivables, net	1,209.4	1,123.1
Inventories, net	6,100.2	4,753.9
Other current assets	224.0	136.8
Total current assets	$7,893.1	$6,955.2

Property and equipment, net	4,664.0	3,981.4
Finance receivables, net	3,765.5	3,242.3
Intangibles	4,701.5	4,332.8
Other non-current assets	2,237.4	1,120.8
Total assets	$23,261.5	$19,632.5

Floor plan notes payable	5,119.6	3,635.5
Other current liabilities	1,544.5	1,296.7
Total current liabilities	$6,664.1	$4,932.2

Long-term debt, less current maturities	6,399.8	5,483.7
Non-recourse notes payable, less current maturities	1,772.7	1,671.7
Other long-term liabilities and deferred revenue	1,796.7	1,262.0
Total liabilities	$16,633.3	$13,349.6

Equity and redeemable non-controlling interest	6,628.2	6,282.9
Total liabilities, equity, and redeemable non-controlling interest	$23,261.5	$19,632.5

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended September 30,
Cash flows from operating activities:	2024	2023
Net income	$604.4	$795.6
Adjustments to reconcile net income to net cash used in operating activities	397.2	250.2
Changes in:
Inventories	(324.3)	(498.2)
Finance receivables	(526.5)	(907.0)
Floor plan notes payable	325.0	292.0
Other operating activities	(112.5)	(109.8)
Net cash provided by (used in) operating activities	363.3	(177.2)
Cash flows from investing activities:
Capital expenditures	(271.9)	(163.7)
Cash paid for acquisitions, net of cash acquired	(1,247.0)	(1,204.7)
Proceeds from sales of stores	21.9	136.1
Other investing activities	(323.8)	(8.0)
Net cash used in investing activities	(1,820.8)	(1,240.3)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	280.1	426.7
Net borrowings non-recourse notes payable	77.4	1,047.7
Net borrowings of other debt and finance lease liabilities	900.7	(5.7)
Proceeds from issuance of common stock	21.3	23.0
Repurchase of common stock	(273.2)	(14.5)
Dividends paid	(42.4)	(39.1)
Other financing activity	(83.7)	(11.1)
Net cash provided by financing activities	880.2	1,427.0
Effect of exchange rate changes on cash and restricted cash	3.9	5.7
Change in cash, restricted cash, and cash equivalents	(573.4)	15.2
Cash, restricted cash, and cash equivalents at beginning of period	972.0	271.5
Cash, restricted cash, and cash equivalents at end of period	398.6	286.7

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
Net cash provided by operating activities	2024	2023
As reported	$363.3	$(177.2)
Floor plan notes payable, non-trade, net	280.1	426.7
Adjust: finance receivables activity	526.5	907.0
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(105.5)	(110.6)
Adjusted	$1,064.4	$1,045.9

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended September 30, 2024
	As reported	Net gain on disposal of stores	Acquisition expenses	Premium on redeemable NCI buyout	Tax attribute	Adjusted
Selling, general and administrative	$943.6	$0.3	$(0.2)	$—	$—	$943.7
Operating income	424.2	(0.3)	0.2	—	—	424.1

Income before income taxes	288.2	(0.3)	0.2	—	—	288.1
Income tax (provision) benefit	(65.3)	0.1	(0.1)	—	(0.5)	(65.8)
Net income	$222.9	$(0.2)	$0.1	$—	$(0.5)	$222.3
Net income attributable to non-controlling interests	(1.2)	—	—	—	—	(1.2)
Net income attributable to redeemable non-controlling interest	(12.6)	—	—	11.6	—	(1.0)
Net income attributable to LAD	$209.1	$(0.2)	$0.1	$11.6	$(0.5)	$220.1

Diluted earnings per share attributable to LAD	$7.80	$(0.01)	$—	$0.43	$(0.01)	$8.21
Diluted share count	26.8

	Three Months Ended September 30, 2023
	As reported	Net gain on disposal of stores	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$850.8	$23.1	$(4.6)	$(4.8)	$(4.2)	$860.3
Operating income	465.3	(23.1)	4.6	4.8	4.2	455.8

Income before income taxes	361.3	(23.1)	4.6	4.8	4.2	351.8
Income tax (provision) benefit	(96.4)	6.1	(1.2)	(0.8)	(1.1)	(93.4)
Net income	$264.9	$(17.0)	$3.4	$4.0	$3.1	$258.4
Net income attributable to non-controlling interests	$(2.1)	$—	$—	$—	$—	$(2.1)
Net income attributable to redeemable non-controlling interest	$(1.3)	$—	$—	$—	$—	$(1.3)
Net income attributable to LAD	$261.5	$(17.0)	$3.4	$4.0	$3.1	$255.0

Diluted earnings per share attributable to LAD	$9.46	$(0.62)	$0.12	$0.15	$0.11	$9.22
Diluted share count	27.6

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Nine Months Ended September 30, 2024
	As reported	Net gain on disposal of stores	Insurance reserves	Acquisition expenses	Premium on redeemable NCI buyout	Tax attribute	Adjusted
Selling, general and administrative	$2,853.0	$0.3	$(6.0)	$(9.7)	$—	$—	$2,837.6
Operating income	1,159.3	(0.3)	6.0	9.7	—	—	1,174.7

Income before income taxes	791.4	(0.3)	6.0	9.7	—	—	806.8
Income tax (provision) benefit	(187.0)	0.1	(1.5)	(0.5)	—	(8.0)	(196.9)
Net income	$604.4	$(0.2)	$4.5	$9.2	$—	$(8.0)	$609.9
Net income attributable to non-controlling interests	(3.8)	—	—	—	—	—	(3.8)
Net income attributable to redeemable non-controlling interest	(14.8)	—	—	—	11.6	—	(3.2)
Net income attributable to LAD	$585.8	$(0.2)	$4.5	$9.2	$11.6	$(8.0)	$602.9

Diluted earnings per share attributable to LAD	$21.54	$(0.01)	$0.17	$0.34	$0.43	$(0.30)	$22.17
Diluted share count	27.2

	Nine Months Ended September 30, 2023
	As reported	Net gain on disposal of stores	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$2,458.1	$31.4	$(7.1)	$(10.5)	$(14.4)	$2,457.5
Operating income	1,319.9	(31.4)	7.1	10.5	14.4	1,320.5

Income before income taxes	1,082.6	(31.4)	7.1	10.5	14.4	1,083.2
Income tax (provision) benefit	(287.0)	8.5	(1.9)	(1.5)	(3.9)	(285.8)
Net income	$795.6	$(22.9)	$5.2	$9.0	$10.5	$797.4
Net income attributable to non-controlling interests	(4.7)	—	—	—	—	(4.7)
Net income attributable to redeemable non-controlling interest	(3.6)	—	—	—	—	(3.6)
Net income attributable to LAD	$787.3	$(22.9)	$5.2	$9.0	$10.5	$789.1

Diluted earnings per share attributable to LAD	$28.54	$(0.83)	$0.19	$0.33	$0.38	$28.61
Diluted share count	27.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$222.9	$264.9	(15.9)%	$604.4	$795.6	(24.0)%
Flooring interest expense	76.6	40.2	90.5	214.0	102.6	108.6
Other interest expense	64.5	58.5	10.3	189.3	141.5	33.8
Financing operations interest expense	51.2	42.5	20.5	146.0	125.5	16.3
Income tax expense	65.3	96.4	(32.3)	187.0	287.0	(34.8)
Depreciation and amortization	63.5	50.8	25.0	183.6	146.4	25.4
Financing operations depreciation expense	12.7	2.0	535.0	37.3	6.3	492.1
EBITDA	$556.7	$555.3	0.3%	$1,561.6	$1,604.9	(2.7)%

Other adjustments:
Less: flooring interest expense	$(76.6)	$(40.2)	90.5	$(214.0)	$(102.6)	108.6
Less: financing operations interest expense	(51.2)	(42.5)	20.5	(146.0)	(125.5)	16.3
Less: used vehicle line of credit interest	(7.4)	(6.4)	15.6	(19.5)	(11.2)	74.1
Add: acquisition expenses	0.2	4.8	(95.8)	9.7	10.5	(7.6)
Less: loss (gain) on disposal of stores	(0.3)	(23.1)	NM	(0.3)	(31.4)	NM
Add: insurance reserves	—	4.6	NM	6.0	7.1	NM
Add: contract buyouts	—	4.2	NM	—	14.4	NM
Adjusted EBITDA	$421.4	$456.7	(7.7)%	$1,197.5	$1,366.2	(12.3)%
NM - not meaningful

	As of				%
	September 30,				Increase
Net Debt to Adjusted EBITDA	2024		2023		(Decrease)
Floor plan notes payable: non-trade	$2,516.7		$1,863.4		35.1%
Floor plan notes payable	2,602.9		1,261.2		106.4
Used and service loaner vehicle inventory financing facility	925.7		860.2		7.6
Revolving lines of credit	1,848.2		1,281.4		44.2
Warehouse facilities	1,035.0		585.0		76.9
Non-recourse notes payable	1,783.0		1,469.9		21.3
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	980.5		746.8		31.3
Unamortized debt issuance costs	(26.4)		(33.4)		(21.0)
Total debt	$13,415.6		$9,784.5		37.1%

Less: Floor plan related debt	$(6,045.3)		$(3,984.8)		51.7%
Less: Financing operations related debt	(2,818.0)		(2,054.9)		37.1
Less: Unrestricted cash and cash equivalents	(209.8)		(146.9)		42.8
Less: Marketable securities	(53.9)		—		—
Less: Availability on used vehicle and service loaner financing facilities	(9.8)		(66.8)		(85.3)
Net Debt	$4,278.8		$3,531.1		21.2%

TTM Adjusted EBITDA	$1,594.2		$1,780.1		(10.4)%

Net debt to Adjusted EBITDA	2.68	x	1.98	x
NM - not meaningful